Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS






         We hereby consent to the use in this post-effective amendment number one on Form S-1 of our report dated February 16, 1999, relating to the financial statements of UCBH Holdings, Inc., which is included in the Registration Statement. We also consent to the reference to us under the heading "Experts" in the Registration Statement.



/s/PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
San Francisco, California
May 7, 1999